                                                                     EXHIBIT 4.2


                           DOMINION RESOURCES, INC.
                                    Issuer

                                      TO

                           THE CHASE MANHATTAN BANK
                                    Trustee

                           -------------------------

                        Seventh Supplemental Indenture

                          Dated as of October 1, 2000

                           -------------------------

                                 $412,500,000

                       2000 Series G 8.05% Senior Notes,

                             due November 15, 2006

                              TABLE OF CONTENTS*

                                   ARTICLE I
                       2000 SERIES G 8.05% SENIOR NOTES

     SECTION 101.  Establishment............................................   1
     SECTION 102.  Definitions..............................................   2
     SECTION 103.  Payment of Principal and Interest........................   5
     SECTION 104.  Denominations............................................   6
     SECTION 105.  Global Securities........................................   6
     SECTION 106.  Remarketing..............................................   7
     SECTION 107.  Sinking Fund.............................................  10
     SECTION 108.  Additional Interest......................................  10
     SECTION 109.  Paying Agent.............................................  10
     SECTION 110.  Limitation on Liens......................................  10


                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     SECTION 201.  Recitals by Company......................................  14
     SECTION 202.  Ratification and Incorporation of Original Indenture.....  14
     SECTION 203.  Executed in Counterparts.................................  14
     SECTION 204.  Assignment...............................................  14



_______________________
     * This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS SEVENTH SUPPLEMENTAL INDENTURE is made as of the first day of October, 2000, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the "Original Indenture"), as heretofore supplemented and amended, with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Seventh Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventh Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                       2000 SERIES G 8.05% SENIOR NOTES

     SECTION 101.  Establishment. There is hereby established a new series of
                   -------------
Securities to be issued under the Indenture, to be designated as the Company's 2000 Series G 8.05% Senior Notes, due November 15, 2006 (the "Series G Senior Notes").

     There are to be authenticated and delivered $412,500,000 principal amount of Series G Senior Notes and no further Series G Senior Notes shall be authenticated and delivered except as provided by Sections 304, 305, 306 or 905 of the Original Indenture or by Section 106 hereof.

     The Series G Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto.
                                                           ---------
The entire principal amount of the Series G Senior Notes shall initially be evidenced by one or more certificates issued to The Chase Manhattan Bank, as Purchase Contract Agent under the Purchase Contract Agreement (as defined below).

     The form of the Trustee's Certificate of Authentication for the Series G Senior Notes shall be in substantially the form set forth in Exhibit B hereto.
                                                             ---------

     Each Series G Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102.   Definitions. The following defined terms used herein shall,
                    -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture or the Purchase Contract Agreement, as the case may be and as the context may require.

     "Applicable Spread" means the spread determined as set forth below, based on the Prevailing Rating of the Series G Senior Notes in effect at the close of business on the Business Day immediately preceding the date of the Failed
Remarketing:

     Prevailing Rating                                          Spread
     -----------------                                          ------
     AA/"Aa2"................................................    3.00%
     A/"A2"..................................................    4.00%
     BBB/"Baa2"..............................................    5.00%
     Below BBB/"Baa2"........................................    7.00%

     "Business Day" has the meaning set forth in Section 1.1(d) of the Purchase Contract Agreement.

     "Interest Payment Dates" means February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2001.

     "Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

     "Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis; provided, however, that in no event shall Dominion Capital, Inc. be included as a Material Subsidiary.

     "Original Issue Date" means October 12, 2000.

     "Outstanding", when used with respect to the Series G Senior Notes, means, as of the date of determination, all Series G Senior Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Series G Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Series G Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series G Senior Notes.

          (iii) Series G Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Original Indenture; and

          (iv) Series G Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Series G Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series G Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series G Senior Notes are held by a bona fide purchaser in whose hands such Series G Senior Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series G Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Series G Senior Notes for quorum purposes, Series G Senior Notes owned by the Company or any other obligor upon the Series G Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series G Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Series G Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Series G Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series G Senior Notes or an Affiliate of the Company or such other obligor.

     "Pledge Agreement" means the Pledge Agreement, dated as of October 12, 2000, among the Company, Bank One Trust Company, N.A., as Collateral Agent and Securities Intermediary, and The Chase Manhattan Bank, as Purchase Contract Agent.

     "Prevailing Rating," for the purposes of the definition of Applicable Spread, means:

     (i) AA/"Aa2" if the Series G Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services ("S&P") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (ii) if not under clause (i) above, then A/"A2" if the Series G Senior Notes have a credit rating of A or better by S&P and "A2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (iii) if not under clauses (i) or (ii) above, then BBB/"Baa2" if the Series G Senior Notes have a credit rating of BBB or better by S&P and "Baa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

     (iv) if not under clauses (i), (ii) or (iii) above, then Below BBB/"Baa2".

     Notwithstanding the foregoing, (A) if (i) the credit rating of the Series G Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Series G Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Series G Senior Notes shall be deemed to be within a range one full level lower in the table set forth in the definition of Applicable Spread than those actually assigned to the Series G Senior Notes by S&P and Moody's and (B) if the Series G Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating for the Series G Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be below BBB/"Baa2".

     "Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

     "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of October 12, 2000, between the Company and The Chase Manhattan Bank, as Purchase Contract Agent.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series G Senior Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15/th/ Business Day preceding such Interest Payment Date.

     "Remarketing" has the meaning set forth in Section 106.

     "Reset Rate" means the rate per annum that results from:

          (i) the Remarketing of the Series G Senior Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date") pursuant to the Remarketing Agreement, dated as of October 12, 2000 (the "Remarketing Agreement"), between the Company and Lehman Brothers Inc. (the "Remarketing Agent"); or

          (ii) upon the occurrence of a Failed Remarketing (as such term is defined below), the Two-Year Benchmark Rate plus the Applicable Spread.

     "Stated Maturity" means November 15, 2006.

     "Telerate" means the Dow Jones Telerate Service.

     "Two-Year Benchmark Rate" means the bid side rate displayed at 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Series G Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Series G Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

     SECTION 103.  Payment of Principal and Interest. The principal of the
                   ---------------------------------
Series G Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the Series G Senior Notes shall bear interest at the rate of 8.05% per annum to but excluding the Purchase Contract Settlement Date and at the Reset Rate from and including the Purchase Contract Settlement Date, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. The interest payment due on February 15, 2005 will thus include interest for the day of November 15, 2004 calculated at the rate of 8.05% per annum and interest for the days from and including November 16, 2004 to, but not including, February 15, 2005 calculated at the Reset Rate. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series G Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series G Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series G Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series G Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series G Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series G Senior Notes shall be computed and paid (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months,
(2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Series G Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     Payment of the principal and interest on the Series G Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series G Senior Notes being made upon surrender of such Series G Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series G Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     SECTION 104.  Denominations. The Series G Senior Notes may be issued in
                   -------------
denominations of $50, or any integral multiple thereof.

     SECTION 105.  Global Securities. The Series G Senior Notes that, in
                   -----------------
accordance with the Purchase Contract Agreement, are no longer part of the Corporate PIES will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series G Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series G Senior Notes in definitive form. The Global Securities described above may not be transferred except by the

Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series G Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series G Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series G Senior Notes registered in such names as the Depositary shall direct.

     SECTION 106.  Remarketing. The Series G Senior Notes owned by each Holder
                   -----------
of a Corporate PIES that does not effect a Cash Settlement shall be remarketed by the Remarketing Agent on the Remarketing Date pursuant to the Remarketing Procedures (as such term is defined in the Remarketing Agreement) (the "Remarketing"). The Series G Senior Notes not owned as part of a Corporate PIES shall also be remarketed in the Remarketing if the Holders so elect in the manner set forth below.

     So long as the Corporate PIES, Treasury PIES or the Series G Senior Notes are evidenced by one or more global security certificates deposited with the Depositary, the Company shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify, directly or indirectly, each beneficial owner of a Corporate PIES and each beneficial owner of a Series G Senior Note not a part of a Corporate PIES of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

     Under Section 5.4 of the Purchase Contract Agreement, Holders of PIES that do not give notice of their intention to make a Cash Settlement of the related Purchase Contracts prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date pursuant to Section 5.4(a)(i) thereof, or that give such notice but fail to make such payment prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date as required by
Section 5.4(a)(ii) thereof, shall be deemed to have consented to the disposition of the Pledged Series G Senior Notes pursuant to the Remarketing. Each Holder of Series G Senior Notes not a part of the Corporate PIES may elect to have all or a portion of its Series G Senior Notes (in denominations of $50 or integral multiples thereof) remarketed by notifying the Trustee of the aggregate principal amount of Series G Senior Notes that it wishes to have remarketed prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Any notice pursuant to the preceding sentence shall be substantially in the form of Exhibit G to the Purchase Contract Agreement and shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently with the giving of such notice, the Holder of Series G Senior Notes, all or a portion of which is to be remarketed, shall deliver or cause such Series G Senior Notes to be delivered to the Trustee, who shall in turn deliver or cause to be delivered to the Remarketing Agent the Series G Senior Notes, or portions thereof to be remarketed.

     Promptly after 11:00 a.m. (New York City time) on the fifth Business Day preceding the Purchase Contract Settlement Date, the Trustee shall notify the Remarketing Agent, the Company, the Collateral Agent and the Purchase Contract Agent of the aggregate principal amount of Series G Senior Notes to be tendered for purchase in the Remarketing on the basis of the elections referred to in the second to last sentence of the foregoing paragraph.

     The right of each Holder of Series G Senior Notes to have its Series G Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Series G Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

     On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price at least equal to 100.25% of the principal amount of a Series G Senior Note (the "Principal Amount"), the Series G Senior Notes tendered or deemed tendered for purchase.

     The Remarketing Agent shall on the Remarketing Date set the Reset Rate at a rate per annum (rounded to the nearest one-thousandth of one percent per annum) that the Remarketing Agent determines to be the lowest rate per annum that will enable it to remarket all of the Series G Senior Notes tendered or deemed tendered for purchase at a price equal to 100.25% of the Principal Amount.

     Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall:

     (x) retain an amount equal to 25 basis points (0.25%) of the Principal Amount for the performance of its services as Remarketing Agent;

     (y) remit to the Collateral Agent all excess proceeds of the Series G Senior Notes subject to the Pledge Agreement that were remarketed; and

     (z) remit to the Holders all excess proceeds of the Series G Senior Notes not subject to the Pledge Agreement that were remarketed.

     If none of the Holders of Series G Senior Notes elects, or is deemed to have elected, to have their Series G Senior Notes remarketed in the Remarketing, the Remarketing Agent in its sole discretion, after consultation with the Company, shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate. By approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing) the Depositary, the Trustee and the Company of such Reset Rate.

     If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Series G Senior Notes tendered or deemed tendered for purchase, for any reason, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone (promptly confirmed in writing) the Depositary, the Trustee, the Purchase Contract Agent and the Company.

     Provided that there has not been a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause
(A)):

     (A) the Depositary, the Trustee and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Series G Senior Notes sold in the Remarketing;

     (B) each purchaser (or the Depositary participant thereof) of Series G Senior Notes in the Remarketing of the Reset Rate and the aggregate principal amount of Series G Senior Notes such purchaser is to purchase; and

     (C) each purchaser to give instructions to the Depositary participant to pay the purchase price on the Purchase Contract Settlement Date in immediately available funds against delivery of the Series G Senior Notes purchased through the facilities of the Depositary.

     In the case of a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing) the Depositary, the Trustee and the Company of the Reset Rate.

     The Remarketing Agent's calculation of the Reset Rate shall be conclusive and binding and the Trustee shall have no responsibility for the calculation thereof.

     In accordance with the Depositary's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Series G Senior Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Series G Senior Notes delivered by book entry as necessary to effect purchases and sales of such Series G Senior Notes. The Depositary shall make payment in accordance with its normal procedures.

     If any Holder of Series G Senior Notes selling Series G Senior Notes in the Remarketing fails to deliver such Series G Senior Notes, the direct or indirect Depositary participant of such selling Holder and of any other Person who was to have purchased Series G Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Series G Senior Notes that is less than the aggregate principal amount of Series G Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Series G Senior Notes to be so delivered shall be determined by such direct or indirect Depositary participant, and delivery of such lesser aggregate principal amount of Series G Senior Notes shall constitute good delivery.

     The Remarketing Agent is not obligated to purchase any Series G Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Series G Senior Notes for Remarketing.

     Under the Remarketing Agreement, the Company, in its capacity as issuer of the Series G Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

     The tender and settlement procedures set forth herein, including provisions for payment by purchasers of the Series G Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Series G Senior Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Series G Senior Notes in certificated form, and shall provide for the authentication and delivery of Series G Senior Notes in a principal amount equal to the unremarketed portion of such Series G Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

     SECTION 107.  Sinking Fund. The Series G Senior Notes shall not have a
                   ------------
sinking fund.

     SECTION 108.  Additional Interest. Any principal of and installment of
                   -------------------
interest on the Series G Senior Notes that is overdue shall bear interest at the rate of 8.05% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 109.  Paying Agent. The Trustee shall initially serve as Paying
                   ------------
Agent with respect to the Series G Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

     SECTION 110.  Limitation on Liens. The Company will not, while any of the
                   -------------------
Series G Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material

Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Series G Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

     (1) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

     (2) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Series G Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Series G Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

     (3) Liens in favor of the United States, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     (4) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (5) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (6) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Series G Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (7) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (8) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (9) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 110 has been included in this Seventh Supplemental Indenture expressly and solely for the benefit of the Series G Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.

                                  ARTICLE II
                           MISCELLANEOUS PROVISIONS

     SECTION 201.  Recitals by Company. The recitals in this Seventh
                   -------------------
Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series G Senior Notes and of this Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202.  Ratification and Incorporation of Original Indenture. As
                   ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203.  Executed in Counterparts. This Supplemental Indenture may be
                   ------------------------
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204.  Assignment. The Company shall have the right at all times to
                   ----------
assign any of its rights or obligations under the Indenture with respect to the Series G Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.


                              DOMINION RESOURCES, INC.


                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________


                              THE CHASE MANHATTAN BANK, as Trustee


                              By:_______________________________________

                              Name:_____________________________________

                              Title:____________________________________

                                                                      MWBB DRAFT
                                                                October 10, 2000

                                   EXHIBIT A

                                    FORM OF
                       2000 SERIES G 8.05% SENIOR NOTE,
                             DUE NOVEMBER 15, 2006

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SERIES G SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES G SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES G SENIOR
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**


                        _______________________________

                           DOMINION RESOURCES, INC.

                        _______________________________
                                       $
                       2000 SERIES G 8.05% SENIOR NOTE,
                             DUE NOVEMBER 15, 2006

No.                                                        CUSIP No. 25746U AD 1


     Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] **, or registered assigns (the "Holder"), the principal sum of ____________ Dollars ($_____)[, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]*** on November 15, 2006 and to pay interest thereon from October 12, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in

_______________________________
** Insert in Global Securities.

*** Insert in Global Securities and Pledged Senior Notes.

arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2001, at the rate of 8.05% per annum to but excluding the Purchase Contract Settlement Date and at the Reset Rate from and including the Purchase Contract Settlement Date, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 8.05% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest payment due on February 15, 2005 will thus include interest for the day of November 15, 2004 calculated at the rate of 8.05% per annum and interest for the days from and including November 16, 2004 to, but not including, February 15, 2005 calculated at the Reset Rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series G Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. With respect to Series G Senior Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15th Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series G Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series G Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series G Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments of interest on the Series G Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series G Senior Notes shall be computed and paid (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months,
(2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Series G Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

     Payment of the principal of and interest on this Series G Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series G Senior Note being made upon surrender of such Series G Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Series G Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series G Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                       Dominion Resources, Inc.


                                             By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________

                         CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              THE CHASE MANHATTAN BANK,
                              as Trustee


                              By: ________________________________
                                  Authorized Officer

                       [REVERSE OF SERIES G SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a Seventh Supplemental Indenture dated as of October 1, 2000 (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series G Senior Notes") which is limited in aggregate principal amount to $412,500,000.

     The Reset Rate shall be equal to the rate per annum that results from:

     (i) the Remarketing (as such term is defined below) of the Series G Senior Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date") pursuant to the Remarketing Agreement, dated as of October 12, 2000 (the "Remarketing Agreement"), between the Company and Lehman Brothers Inc. (the "Remarketing Agent"); or

     (ii) upon the occurrence of a Failed Remarketing (as such term is defined below), the Two-Year Benchmark Rate plus the Applicable Spread.

     The term "Two-Year Benchmark Rate" shall mean the bid side rate displayed at 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Series G Senior Notes, as agreed upon by the Company and the Remarketing Agent as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Remarketing Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Remarketing Agent (after consultation with the Company) is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Remarketing Agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to the Stated Maturity of the Series G Senior Notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m. (New York City time) on the third Business Day preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Remarketing Agent (after consultation with the Company) (which may include the Remarketing Agent or an Affiliate thereof). However, if, in the judgment of the Remarketing Agent, after consultation with the Company, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Remarketing Agent and the Company will agree upon another Two-Year Benchmark Rate.

     The term "Applicable Spread" shall mean the spread determined as set forth below, based on the Prevailing Rating of the Series G Senior Notes in effect at the close of business on the Business Day immediately preceding the date of the Failed Remarketing:

     Prevailing Rating                                      Spread
     -----------------                                      ------

     AA/"Aa2"............................................    3.00%

     A/"A2"..............................................    4.00%

     BBB/"Baa2"..........................................    5.00%

     Below BBB/"Baa2"....................................    7.00%

     For purposes of this definition, the term "Prevailing Rating" of the Series G Senior Notes shall mean:

     (w) AA/"Aa2" if the Series G Senior Notes have a credit rating of AA or better by Standard & Poor's Ratings Services ("S&P") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (x) if not under clause (w) above, then A/"A2" if the Series G Senior Notes have a credit rating of A or better by S&P and "A2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

     (y) if not under clauses (w) or (x) above, then BBB/"Baa2" if the Series G Senior Notes have a credit rating of BBB or better by S&P and "Baa2" or better by Moody's or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

     (z) if not under clauses (w), (x) or (y) above, then Below BBB/"Baa2".

Notwithstanding the foregoing, (A) if (i) the credit rating of the Series G Senior Notes by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing", or (ii) the credit rating of the Series G Senior Notes by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of S&P or Moody's with a comparable designation, the Prevailing Ratings of the Series G Senior Notes shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Series G Senior Notes by S&P and Moody's and (B) if the Series G Senior Notes are rated by only one rating agency prior to or on the Remarketing Date, the Prevailing Rating shall at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating for the Series G Senior Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the Prevailing Rating shall be below BBB/"Baa2".

     The Series G Senior Notes shall not be entitled to any sinking fund and shall not be redeemable prior to Stated Maturity.

     If an Event of Default with respect to Series G Senior Notes shall occur and be continuing, the principal of the Series G Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Series G Senior Notes owned by each Holder of a Corporate PIES that does not effect a Cash Settlement shall be remarketed by the Remarketing Agent on the Remarketing Date pursuant to the Remarketing Procedures (as such term is defined in the Remarketing Agreement) (the "Remarketing"). The Series G Senior Notes not owned as part of a Corporate PIES shall also be remarketed in the Remarketing if the Holders so elect.

     So long as the Corporate PIES, Treasury PIES or the Series G Senior Notes are evidenced by one or more global security certificates deposited with the Depositary, the Company shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Depositary notify, directly or indirectly, each beneficial owner of a Corporate PIES and each beneficial owner of a Series G Senior Note not a part of a Corporate PIES of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

     Under Section 5.4 of the Purchase Contract Agreement, dated as of October 12, 2000 (the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent, Holders of Corporate PIES that do not give notice of their intention to make a Cash Settlement of the related Purchase Contracts prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date pursuant to Section 5.4(a)(i) thereof, or that give such notice but fail to make such payment prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date as required by
Section 5.4(a)(ii) thereof, shall be deemed to have consented to the disposition of the Pledged Series G Senior Notes pursuant to the Remarketing. Each Holder of a Series G Senior Note not a part of the Corporate PIES may elect to have all or a portion of its Series G Senior Notes (in denominations of $50 or integral multiples thereof) remarketed by notifying the Trustee of the aggregate principal amount of Series G Senior Notes that it wishes to have remarketed prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing.

     Promptly after 11:00 a.m. (New York City time) on the fifth Business Day preceding the Purchase Contract Settlement Date, the Trustee shall notify the Remarketing Agent, the Company, the Collateral Agent and the Purchase Contract Agent of the aggregate principal amount of Series G Senior Notes to be tendered for purchase in the Remarketing on the basis of the elections referred to in the last sentence of the foregoing paragraph.

     The right of each Holder of Series G Senior Notes to have its Series G Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Series G Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

     On the Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price at least equal to 100.25% of the principal amount of a Series G Senior Note (the "Principal Amount"), the Series G Senior Notes tendered or deemed tendered for purchase.

     The Remarketing Agent shall on the Remarketing Date set the Reset Rate at a rate per annum (rounded to the nearest one-thousandth of one percent per annum) that the Remarketing Agent determines to be the lowest rate per annum that will enable it to remarket all of the Series G Senior Notes tendered or deemed tendered for purchase at a price equal to 100.25% of the Principal Amount.

     Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall:

     (x) retain an amount equal to 25 basis points (0.25%) of the Principal Amount for the performance of its services as Remarketing Agent;

     (y) remit to the Collateral Agent all excess proceeds of the Series G Senior Notes subject to the Pledge Agreement that were remarketed; and

     (z) remit to the Holders all excess proceeds of the Series G Senior Notes not subject to the Pledge Agreement that were remarketed.

     If none of the Holders of Series G Senior Notes elects, or is deemed to have elected, to have their Series G Senior Notes remarketed in the Remarketing, the Remarketing Agent in its sole discretion, after consultation with the Company, shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate. By approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing) the Depositary, the Trustee and the Company of such Reset Rate.

     If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Series G Senior Notes tendered or deemed tendered for purchase, for any reason, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone (promptly confirmed in writing) the Depositary, the Trustee, the Purchase Contract Agent and the Company.

     Provided that there has not been a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause
(A)):

     (A) the Depositary, the Trustee and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Series G Senior Notes sold in the Remarketing;

     (B) each purchaser (or the Depositary participant thereof) of Series G Senior Notes in the Remarketing of the Reset Rate and the aggregate principal amount of Series G Senior Notes such purchaser is to purchase; and

     (C) each purchaser to give instructions to the Depositary participant to pay the purchase price on the Purchase Contract Settlement Date in immediately available funds against delivery of the Series G Senior Notes purchased through the facilities of the Depositary.

     In the case of a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise by telephone (promptly confirmed in writing) the Depositary, the Trustee and the Company of the Reset Rate.

     The Remarketing Agent's calculation of the Reset Rate shall be conclusive and binding and the Trustee shall have no responsibility for the calculation thereof.

     In accordance with the Depositary's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Series G Senior Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Series G Senior Notes delivered by book entry as necessary to effect purchases and sales of such Series G Senior Notes. The Depositary shall make payment in accordance with its normal procedures.

     If any Holder of Series G Senior Notes selling Series G Senior Notes in the Remarketing fails to deliver such Series G Senior Notes, the direct or indirect Depositary participant of such selling Holder and of any other Person who was to have purchased Series G Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Series G Senior Notes that is less than the aggregate principal amount of Series G Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Series G Senior Notes to be so delivered shall be determined by such direct or indirect Depositary participant, and delivery of such lesser aggregate principal amount of Series G Senior Notes shall constitute good delivery.

     The Remarketing Agent is not obligated to purchase any Series G Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Series G Senior Notes for Remarketing.

     Under the Remarketing Agreement, the Company, in its capacity as issuer of the Series G Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

     The tender and settlement procedures set forth herein, including provisions for payment by purchasers of the Series G Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Series G Senior Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Series G Senior Notes in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series

G Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series G Senior Note and of any Series G Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series G Senior Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Series G Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series G Senior Notes, the Holders of not less than a majority in principal amount of the Series G Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series G Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series G Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Series G Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series G Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series G Senior Note is registrable in the Security Register, upon surrender of this Series G Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series G Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series G Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series G Senior Notes are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series G Senior Notes are exchangeable for a like aggregate principal amount of Series G Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series G Senior Note or Series G Senior Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Series G Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series G

Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Series G Senior Note that are defined in the Indenture or the Purchase Contract Agreement, as the case may be, shall have the meanings assigned to them in the Indenture or the Purchase Contract Agreement, as the case may be and as the context may require.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -      ________________________________ Custodian for
                         (Cust)


                         ________________________________
                         (Minor)


                         Under Uniform Gifts to Minors Act of


                         ________________________________
                         (State)

Additional abbreviations may also be used though not on the above list.

______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_______________________________________________________________________________.

    (please insert Social Security or other identifying number of assignee)


_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series G Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.


_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

agent to transfer said Series G Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____



                                               _________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

       [TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED SENIOR NOTES]

                      SCHEDULE OF INCREASES OR DECREASES

          The following increases or decreases in this [Global
Certificate][Pledged Senior Note] have been made:

---------------------------------------------------------------------------------------------------------------------
                                                                        Principal amount
                        Amount of decrease       Amount of increase    of Series G Senior
                        in principal amount     in principal amount    Notes evidenced by
                        of Series G Senior      of Series G Senior         the [Global            Signature of
                        Notes evidenced by      Notes evidenced by     Certificate][Pledged    authorized officer
                            the [Global              the [Global           Senior Note]           of Trustee or
                        Certificate][Pledged     Certificate][Pledged      following such           Securities
     Date                   Senior Note]             Senior Note]      decrease or increase         Custodian
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

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

                                                                      MWBB DRAFT
                                                                October 10, 2000



                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              THE CHASE MANHATTAN BANK,
                              as Trustee


                              By: ________________________________
                                  Authorized Officer